Exhibit 3.3
CERTIFICATE OF INCORPORATION
OF
THE CHEFS’ WAREHOUSE, INC.
     The undersigned natural person, acting as an incorporator of a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts the following Certificate of Incorporation for such Corporation, which shall become effective upon filing:
ARTICLE I
     The name of the corporation is The Chefs’ Warehouse, Inc. (the “Corporation”).
ARTICLE II
     The address of its registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.
ARTICLE IV
     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000, of which:
(i) 100,000,000 shares shall be shares of common stock, par value $.01 per share (the “Common Stock”); and
(ii) 5,000,000 shares shall be shares of preferred stock, par value $.01 per share (the “Preferred Stock”).
Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors of the Corporation.
     SECTION 1. Common Stock. Except as (i) otherwise required by law or (ii) expressly provided in this Certificate of Incorporation (as may be amended from time to time), each share of Common Stock shall have the same powers, rights, and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters. At every annual or special meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast one vote for each share of Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

     SECTION 2. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of all or any of the shares of Preferred Stock in one or more classes or series, to establish the number of shares to be included in each such class or series, and to fix the voting powers, designations, powers, preferences, and relative, participating, optional, or other rights, if any, of the shares of each such class or series, and any qualifications, limitations, or restrictions thereof including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Irrespective of the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, without the separate vote of the holders of the Preferred Stock as a class.
ARTICLE V
     The name and mailing address of the sole incorporator is as follows:
Alexandros Aldous
The Chefs’ Warehouse, Inc.
100 East Ridge Road
Ridgefield, CT 06877
ARTICLE VI
     The Corporation is to have perpetual existence.
ARTICLE VII
     SECTION 1. Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances as set forth in a certificate of designation relating to any such class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.
     SECTION 2. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or any other cause shall, except as otherwise provided by law, be filled solely by a majority of the directors then in office (although less than a quorum), or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until the next annual meeting of the Corporation’s stockholders and until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal.
     SECTION 3. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this Article VII, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series or resolutions of the Board of Directors applicable thereto.
     SECTION 4. Bylaws. The Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the total number of directors then in office.
ARTICLE VIII
     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
ARTICLE IX
     No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.
ARTICLE X
     To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article X shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE XI
     To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) its directors, officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article XI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE XII
     The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XIII
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, Alexandros Aldous, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ___ day of __________, 2011.

Alexandros Aldous, Sole Incorporator